UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 5, 2014
Date of Report (Date of earliest event reported)

4Cable TV International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53983	80-0955951
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1248 Highway 501 Business
Conway, South Carolina 29526
(Address of Principal Executive Offices)

1-843-347-4933
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of Officer

On May 3, 2014, George Schnellman, Chief Financial Officer of 4Cable TV International, Inc. (the “Company”), passed away.

(c)    Appointment of Officer

Effective May 5, 2014, the Board of Directors of the Company (the “Board”) appointed director Ross DeMello, as the Company’s interim Chief Financial Officer of the Company, to fill the vacancy created by Mr. Schnellman’s passing.  Mr. DeMello, who brings over three decades of experience in financial accounting in public practice and is a member of the Certified General Accountants Association, will step in on an interim basis until the Company is able to find a permanent replacement for the office of Chief Financial Officer.

Mr. DeMello joined the Company in March 2014 as a director. Mr. DeMello has over three decades of experience in financial accounting in public practice and industrial sectors. As a successful global business development leader, strategist, and financial executive, Mr. DeMello has led several companies globally. His accomplishments include growing owner operated businesses through mergers and acquisitions, assisting in business valuations, and planning exit strategies. He held directorship positions in junior mining and exploration companies, and was the Chief Executive Officer of an entertainment company listed on the VSE, MSE and the TSX exchanges. Mr. DeMello is a member of the Certified General Accountants Association. He received his certification as a Certified General Accountant in 1986. From 2000 to 2009 he was a Partner at Morgan & Co – Chartered Accountants. In 2010 Mr. DeMello became a partner at Loen & Co, a Partnership of Designated Accountants & Tax Professionals, where he continues to practice.

Other than as described above, Mr. DeMello has not previously held any position with the Company and there is no arrangement or understanding between Mr. DeMello and any other person(s) pursuant to which he was selected as on officer of the Company.  Mr. DeMello has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. DeMello had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. DeMello is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. DeMello, or any grant or award to Mr. DeMello or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. DeMello.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4CABLE TV INTERNATIONAL, INC. a Nevada corporation

Dated: May 5, 2014	By:	/s/ Steven K. Richey
Steven K. Richey Chief Executive Officer